United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 4, 2025

Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On June 4, 2025, Fidelity National Financial, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of December 8, 2005 (the “Indenture”), governing the Company’s 4.500% Senior Notes due 2028 (the “2028 Notes”), 3.400% Senior Notes due 2030 (the “2030 Notes”), 2.450% Senior Notes due 2031 (the “2031 Notes”) and 3.200% Senior Notes due 2051 (the “2051 Notes” and, collectively, the “Notes”; and each a “series of Notes”).

The Company entered into the Supplemental Indenture following receipt of the requisite consents from holders of the Notes pursuant to the Company’s previously announced solicitations of consents (the “Consent Solicitations”), which expired at 5:00 p.m., New York City time, on June 3, 2025 (the “Expiration Time”). The Consent Solicitations were conducted in connection with the Company’s proposed redomestication, by conversion, from a corporation organized under the laws of the State of Delaware to a corporation organized under the laws of the State of Nevada (the “Redomestication”). The Company solicited consents to permit the Redomestication under the Indenture (the “Proposed Amendment”).

The Supplemental Indenture became effective and constituted a binding agreement between the Company and the Trustee upon execution thereof, but the Proposed Amendment will become operative only if the Company pays the consent fee to the holders of its 2028 Notes, 2030 Notes, 2031 Notes and 2051 Notes, who validly delivered their consents at or prior to the Expiration Time (and did not validly revoke such consents), pursuant to the Consent Solicitations immediately prior to the consummation of the Redomestication. No consent fee will be paid with respect to a series of Notes if any of the consent solicitations are terminated prior to the Proposed Amendment becoming effective, if the Company abandons the Redomestication or if the Redomestication is not completed for any reason whatsoever. The Company is not required to consummate the Redomestication even if it has received the requisite consents for the Notes and the approval of its shareholders to the Redomestication. If the Redomestication is abandoned prior to consummation or is otherwise not completed for any reason whatsoever (including, without limitation, because the Company determines to effect a redomestication by way of merger or otherwise), or the conditions to the Consent Solicitations are not satisfied or waived, then no consent fee shall be payable and the Proposed Amendment contained in the Supplemental Indenture described above will not become operative.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by the full text of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

On June 4, 2025, the Company issued a press release, announcing the expiration of the previously announced Consent Solicitations, the receipt of the consents required to approve the Proposed Amendment with respect to the Notes and the entry into the Supplemental Indenture in connection therewith. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
4.1	Ninth Supplemental Indenture, dated as of June 4, 2025, between Fidelity National Financial, Inc. and The Bank of New York Mellon Trust Company, N.A.
99.1	Press Release, dated June 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	June 4, 2025	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary